                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------


                                   FORM 8-K/A


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of report (date of earliest event reported): May 14, 1998



                         CANDLEWOOD HOTEL COMPANY, INC.
               (Exact name of Registrant as specified in charter)



         DELAWARE                       0-12708                 48-1188025
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
     of incorporation)                                    Identification Number)



LAKEPOINT OFFICE PARK, 9342 EAST CENTRAL                               67206
          WICHITA, KANSAS                                            (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code: (316) 631-1300


                                      None
          (Former name or former address, if changed since last report)

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

               Candlewood Hotel Company, Inc. (the "Registrant") hereby amends its Current Report on Form 8-K dated June 8, 1998 by filing certain pro forma financial information, and to reflect that, pursuant to that certain Second Amendment to Purchase and Sale Agreement, Agreement to Lease, Lease Agreement and Incidental Documents dated as of July 31, 1998, the total number of the Registrant's hotels to be transferred to HPT CW II Properties Trust has been increased from 16 to 17, and the aggregate purchase price has been increased from $135 million $141 million.

               Certain matters discussed within this Form 8-K/A are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Registrant to be different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the Registrant believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. These risks are detailed from time to time in the Registrant's filings with the Securities and Exchange Commission.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(b) Unaudited consolidated pro forma financial information of the Registrant reflecting the sale of 17 of the Registrant's Hotels to HPT CW II Properties Trust, as of and for the three months ended March 31, 1998 and for the fiscal year ended December 31, 1997:

                                                                                     Page
                                                                                     ----
Candlewood Hotel Company, Inc. and Subsidiaries Unaudited
Consolidated Pro Forma Financial Statements.............................              F-1

Pro Forma Consolidated Balance Sheets for the three months ended March 31,
1998....................................................................              F-2

Pro Forma Condensed Consolidated Income Statements for the fiscal year ended
December 31, 1997 and for the three months ended March 31, 1998.........              F-3

Notes to Unaudited Consolidated Pro Forma Financial Statements..........              F-4


(c) Exhibits

Exhibit Number    Description of Document
--------------    -----------------------
     10           Second Amendment to Purchase and Sale Agreement , Agreement to
                  Lease, Lease Agreement and Incidental Documents dated as of July
                  31, 1998

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 6, 1998                      CANDLEWOOD HOTEL COMPANY, INC.


                                            By:    /S/ WARREN D. FIX
                                                   -----------------------------
                                            Name:  Warren D. Fix
                                            Title: Chief Financial Officer

                 CANDLEWOOD HOTEL COMPANY, INC. AND SUBSIDIARIES
              Unaudited Consolidated Pro Forma Financial Statements


        The following unaudited adjusted pro forma balance sheet at March 31, 1998 is intended to present the financial position of the Company as if the transactions described in the Notes to the Unaudited Consolidated Pro Forma Financial Statements (the "Transactions") were consummated at March 31, 1998. The following unaudited adjusted pro forma statements of income are intended to present the results of operations of the Company as if the Transactions were consummated on January 1, 1997. These unaudited adjusted pro forma financial statements should be read in conjunction with, and are qualified in their entirety by reference to, the separate financial statements of the Company as of and for the year ended December 31, 1997 and for the three months ended March 31, 1998, as filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, respectively.

        These unaudited adjusted pro forma financial statements are not necessarily indicative of the expected financial position or results of operations of the Company for any future period. Differences would result from, among other considerations, future changes in the Company's portfolio of investments, changes in interest rates, changes in capital structure of the Company, changes in operating results at individual hotels and changes in the Company's operating expenses.

        The following unaudited pro forma balance sheet and unaudited pro forma statements of income were prepared pursuant to the Securities and Exchange Commission's rules for the presentation of pro forma data. The pro forma and adjusted pro forma data give effect to the consummation by the Company of the Transactions. Certain properties reflected in the pro forma financial statements are currently under construction or development and the Transactions have not been consummated with respect to such properties. Other properties were under construction during the periods presented. The accompanying pro forma operating data does not give further effect to the completion of construction or the related lease commencement for any period prior thereto. Construction projects not completed by March 31, 1998 are likewise not reflected in the pro forma balance sheet data, as described in the notes thereto.

                 CANDLEWOOD HOTEL COMPANY, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                             (amounts in thousands)
                                   (unaudited)


                                                 Historical                      Pro Forma
                                                 March 31,      Pro Forma        March 31,
                                                 1998 (1)      Adjustments         1998
                                                 ----------    ------------      ----------
                    Assets:

Investment in hotels completed and
 under construction:
  Hotels completed                               $  52,775     $   (24,298) (3)  $  28,477
  Hotels under construction                        101,880            --    (3)    101,880
  Other costs                                        8,353            (571) (3)      7,782
                                                 ----------    ------------      ----------
                                                   163,008         (24,869)        138,139
                                                 ----------    ------------      ----------
  Accumulated depreciation and amortization           (554)             73  (3)       (481)
                                                 ----------    ------------      ----------
    Net investment in hotels                       162,454         (24,796)        137,658

Cash and cash equivalents                           18,060           1,767  (2)     19,827
Deposits                                             9,199          10,060  (4)     19,259
Accounts and other receivables                       6,192            --             6,192
Deferred taxes                                         190           1,106  (5)      1,296
Other assets                                         1,717            --             1,717
                                                 ----------    ------------      ----------

    Total assets                                 $ 197,812     $   (11,863)      $ 185,949
                                                 ==========    ============      ==========

     Liabilities and stockholders' equity:

Mortgages and notes payable                      $  61,724     $   (16,967) (7)  $  44,757
Accounts payable and other accrued expenses         32,334            --            32,334
Deferred gain on sale of hotels                      7,833           5,104  (6)     12,937
Other liabilities                                    1,524            --             1,524
                                                 ----------    ------------      ----------
    Total liabilities                              103,415         (11,863)         91,552

Redeemable, convertible preferred stock
    (Series "A"), $1,000 par value, 65,000
    shares authorized and outstanding, net of       61,339            --            61,339
    offering costs

Stockholders' equity:
    Preferred stock, $.01 par value, 5,000,000
      shares authorized, none issued                    --            --                --
    Common stock, $.01 par value, 100,000,000
      shares authorized, 9,025,000 issued and           90            --                90
      outstanding
    Additional paid-in capital                      35,270            --            35,270
    Accumulated deficit                             (2,302)           --            (2,302)
                                                 ----------    ------------      ----------
      Total stockholders' equity                    33,058            --            33,058
                                                 ----------    ------------      ----------

    Total liabilities and stockholders' equity   $ 197,812     $   (11,863)      $ 185,949
                                                 ==========    ============      ==========

                 CANDLEWOOD HOTEL COMPANY, INC. AND SUBSIDIARIES
                    PRO FORMA CONSOLIDATED INCOME STATEMENTS
                    (amounts in thousands, except share data)


                                                 Historical                        Pro Forma
                                                 Year Ended                        Year Ended
                                                December 31,      Pro Forma       December 31,
                                                  1997 (8)       Adjustments          1997
                                                --------------   -------------    -------------
                                                                 (unaudited)      (unaudited)
Revenues:
  Hotel operations                              $      6,223     $        --      $     6,223
  Other income                                           221              --              221
                                                --------------   -------------    -------------
      Total hotel operating revenues                   6,444              --            6,444
                                                --------------   -------------    -------------
  Proceeds from sale of hotels, net of
  deferred gain                                       29,134          18,383   (6)     47,517
  Gain recognized on sale of hotels                       --              --               --
                                                --------------   -------------    -------------
      Total revenues                                  35,578          18,383           53,961
                                                --------------   -------------    -------------
Operating costs and expenses:
  Hotel operating expenses                             4,792              --            4,792
  Corporate operating expenses                         2,529              --            2,529
  Rent expense                                            --             120   (9)        120
  Depreciation and amortization                        1,022              --  (10)      1,022
                                                --------------   -------------    -------------
      Total operating costs and expenses               8,343             120            8,463
                                                --------------   -------------    -------------
  Cost of hotels sold                                 29,134          18,383   (6)     47,517
                                                --------------   -------------    -------------
                                                      (1,899)           (120)          (2,019)
Interest income                                        1,216              --            1,216
Interest expense                                        (134)             --             (134)
                                                --------------   -------------    -------------
      Net loss                                          (817)           (120)            (937)
                                                --------------   -------------    -------------
Preferred stock dividends unpaid at December
31, 1997                                              (1,248)             --           (1,248)
                                                --------------   -------------    -------------
      Net loss available to common stockholders $     (2,065)    $      (120)     $    (2,185)
                                                ==============   =============    =============
Net loss per share of common stock - basic and
diluted                                         $      (0.23)             --      $     (0.24)
Weighted average shares outstanding                    9,025              --            9,025


                                                 Historical                        Pro Forma
                                                  3 Months                          3 Months
                                                 Ended March      Pro Forma       Ended March
                                                31, 1998 (8)     Adjustments        31, 1998
                                                --------------   -------------    -------------
                                                 (unaudited)     (unaudited)      (unaudited)
Revenues:
  Hotel operations                              $      6,917     $        --      $     6,917
  Other income                                           174              --              174
                                                --------------   -------------    -------------
      Total hotel operating revenues                   7,091              --            7,091
                                                --------------   -------------    -------------
  Proceeds from sale of hotels, net of
  deferred gain                                       48,922          24,796   (6)     73,718
  Gain recognized on sale of hotels                       40              --               40
                                                --------------   -------------    -------------
      Total revenues                                  56,053          24,796           80,849
                                                --------------   -------------    -------------
Operating costs and expenses:
  Hotel operating expenses                             4,409              --            4,409
  Corporate operating expenses                           808              --              808
  Rent expense                                         1,422             579   (9)      2,001
  Depreciation and amortization                          347             (73) (10)        274
                                                --------------   -------------    -------------
      Total operating costs and expenses               6,986             506            7,492
                                                --------------   -------------    -------------
  Cost of hotels sold                                 48,922          24,796   (6)     73,718
                                                --------------   -------------    -------------
                                                         145            (506)            (361)
Interest income                                          362              --              362
Interest expense                                         (38)             --              (38)
                                                --------------   -------------    -------------
      Net profit                                         469            (506)             (37)
                                                --------------   -------------    -------------
Preferred stock dividends unpaid at March 31,
1998                                                  (1,202)             --           (1,202)
                                                --------------   -------------    -------------
      Net loss available to common stockholders $       (733)    $      (506)     $    (1,239)
                                                ==============   =============    =============

Net loss per share of common stock - basic and
diluted                                         $      (0.08)             --      $     (0.14)
Weighted average shares outstanding                    9,025              --            9,025

See accompanying notes to consolidated financial statements.

                 CANDLEWOOD HOTEL COMPANY, INC. AND SUBSIDIARIES
         Notes to Unaudited Consolidated Pro Forma Financial Statements
                             (amounts in thousands)

1) Represents the historical balance sheet of the Company at March 31, 1998.

2) Represents the sale of four hotels open but not acquired as of March 31, 1998. Represents the net effect of the pro forma adjustments on cash:

        Purchase price                                     $ 29,900
        Repayment of loans on the four open hotels          (16,967)
        Security deposits and other deposits held by HPT    (10,060)
        Taxes                                                (1,106)
                                                           --------
        Net effect on cash                                 $  1,767
                                                           ========

        The Company expects that the total purchase price for the 17 hotels in the Transaction will be approximately $141,400 and that the total security and other deposits held initially by the purchaser, Hospitality Properties Trust ("HPT"), will be approximately $14,140.

3) Of the 17 hotels to be sold in the Transaction, 13 were under development by the Company as of March 31, 1998. The total value of the hotels under development, as reflected in the balance sheet items Hotels Under Construction, Other Costs and Accumulated Depreciation and Amortization was approximately $44,106. The pro forma adjustments do not reflect the sale of these 13 properties.

4)      Represents security and other deposits held by HPT.

5) Represents the payment of deferred taxes, calculated using the Company's estimated statutory rate of 38.5%.

6) Represents the calculation of deferred gain on the sale of the four hotels open as of March 31, 1998 and December 31, 1997:

                                                 3/31/98                12/31/97
                                                 -------                --------
               Proceeds from sale of hotels      $29,900                $ 29,900
               Cost of hotels sold               (24,796)                (18,383)
                                                 --------               ---------
               Deferred gain on sale             $ 5,104                $ 11,517
                                                 ========               =========

7) Represents the repayment of the loans on the four hotels open as of March 31, 1998. The total outstanding indebtedness on the 13 hotels under development as of March 31, 1998 hotels was approximately $6,943. The pro forma adjustments do not reflect the sale of these 13 properties.

8) Represents the historical income statement of the Company for the periods presented.

9) Represents the pro forma effect of leases entered into for hotels open during the period presented. The foregoing pro forma income statement assumes the four hotels which were completed prior to March 31, 1998 were sold as of their completion date. The Company estimates that in the first full year following the sale of all 17 hotels the lease payment will be approximately $14,140. Pro forma percentage rent cannot be calculated at this time, as no hotels have completed the stabilization period. Stabilization is deemed to have occurred on the first day of the thirteenth month following the hotel opening.

10) Represents the pro forma adjustment to depreciation and amortization. The lease is considered an operating lease under FAS 13, and therefore the Company would not have to record depreciation and amortization for the hotels in the Transaction.

                                  EXHIBIT INDEX

Exhibit Number     Description of Document
--------------     -----------------------
     10            Second Amendment to Purchase and Sale Agreement, Agreement to
                   Lease, Lease Agreement and Incidental Documents dated as of July
                   31, 1998